Exhibit 99.1

SIX FLAGS
                                                                           NEWS
--------------------------------------------------------------------------------

FOR:        SIX FLAGS, INC.
CONTACT:    Jim Dannhauser, Chief Financial Officer
            122 East 42nd Street
            New York, NY 10168
            (212) 599-4693

KCSA        Joseph A. Mansi/ Robert Greenberg
CONTACTS:   (212) 896-1205/ (212) 896-1265
            jmansi@kcsa.com / rgreenberg@kcsa.com


                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

        SIX FLAGS REPORTS FIRST QUARTER RESULTS IN LINE WITH EXPECTATIONS

                                  - - - - - - -

NEW YORK, May 13, 2003 - Six Flags, Inc. (the "Company") (NYSE: PKS) announced today its results of operations for the quarter ended March 31, 2003.

           In the first quarter of 2003, revenues were $34.4 million, compared to $49.3 million for the first quarter of 2002. The decrease in the 2003 period primarily reflects a decrease in the number of operating days in that quarter compared to the 2002 period and the fact that the Easter holiday and related spring break operations occurred in the first quarter of 2002. The 2003 calendar more closely resembles 2001, when Easter was also in the second quarter. In 2001, first quarter revenues were $35.2 million, or $0.8 million more than this year.

           Operating costs and expenses, including depreciation and other non-cash charges, were $149.6 million compared to $152.0 million for the first quarter of 2002. Excluding depreciation, amortization and non-cash compensation expense, total operating costs and expenses were $110.2 million in the first quarter of 2003, as compared to $112.4 million for the same period in 2002, a 1.9% decrease. During August 2002, the Company acquired Six Flags New Orleans (formerly Jazzland). Excluding expenses at Six Flags New Orleans, cash operating costs and expenses decreased 4.6% in the 2003 quarter compared to the prior-year quarter.

           EBITDA (Adjusted) from Consolidated Operations was $(75.9) million in the first quarter of 2003 compared to $(63.2) million in the 2002 quarter. Adjusted EBITDA including Unconsolidated Operations for the 2003 quarter was $(83.1) million compared to $(73.7) million

                                     (more)

           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                     Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                     Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS REPORTS FIRST QUARTER RESULTS
MAY 13, 2003
PAGE 2



for the first quarter of 2002.(1) Excluding the results of the New Orleans park, and adjusting 2001 results to include a full quarter's expenses for Sea World of Ohio and Montreal, which were acquired in 2001, Adjusted EBITDA was ($80.3) million in 2003 and ($79.9) million in 2001.

           Net loss applicable to common stock was $115.6 million in the 2003 period compared to $113.7 million in the first quarter of 2002 (before giving effect to the $61.1 million loss arising out of the cumulative effect of a change in accounting principle in the 2002 period).

           Kieran E. Burke, Chairman and Chief Executive Officer of the Company, stated "operations in the first quarter and year to date are not a meaningful part of full year performance. Many of our theme parks have only recently commenced operations, on a weekend basis. Although we have seen some difficult weekend weather, with slightly more than 10% of our season now concluded, adjusting for holiday calendar differences in Europe, our attendance and revenue performance is generally in line with last year. Our group bookings and season pass sales continue to progress toward our goals in those categories. Our capital projects, involving a systemwide expenditure of approximately $130 million, are completed or nearing completion. This level of expenditure should allow us to generate meaningful free cash flow this year, with the level dependent upon full year performance.

           Six Flags, Inc. is the world's largest regional theme park company, with thirty-nine parks in markets throughout North America and Europe.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic conditions, consumer spending patterns, and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which is available free of charge on the Company's website (www.sixflags.com).


This release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.

                                (Table to follow)

----------------------
(1) See notes 1 and 2 to the following table for a discussion of EBITDA (Adjusted) from Consolidated Operations, Adjusted EBITDA including Unconsolidated Operations, and for a reconciliation of these amounts to loss from operations. Additional reconciliations are contained on the Company's website (www.sixflags.com) under the heading "about us/investors."

SIX FLAGS REPORTS FIRST QUARTER RESULTS
MAY 13, 2003
PAGE 3


                                 SIX FLAGS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
            (IN THOUSANDS, EXCEPT SHARE TOTALS AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                          Three Months Ended March 31,
                                                                                          ----------------------------

                                                                                         2003                       2002
                                                                                         ----                       ----
Revenue                                                                            $     34,352               $     49,251
Costs and expenses (excluding depreciation and other
   non-cash charges)                                                                    110,208                    112,444
Depreciation and amortization                                                            39,396                     36,912
Non-cash compensation expense                                                                25                      2,604
                                                                                 ---------------------     ----------------------
Loss from operations                                                                   (115,277)                  (102,709)
Interest expense (net)                                                                  (54,049)                   (59,965)
Equity in operations of theme parks                                                     (12,094)                   (15,176)
Other income (expense)                                                                      (40)                       336
                                                                                 ---------------------     ----------------------
Loss before income taxes                                                               (181,460)                  (177,514)
Income tax benefit                                                                       71,355                     69,340
                                                                                 ---------------------     ----------------------
Loss before cumulative effect of a change in accounting principle                      (110,105)                  (108,174)
Cumulative effect of a change in accounting principle                                         --                   (61,054)
                                                                                 ---------------------     ----------------------
Net loss                                                                               (110,105)                  (169,228)
Net loss applicable to common stock                                                    (115,598)                  (174,721)
Net loss per share before cumulative effect of a change in accounting
principle- basic and diluted                                                              (1.25)                     (1.23)
Cumulative effect of a change in accounting principle                                         --                     (0.66)
                                                                                 ---------------------     ----------------------
Net loss                                                                                  (1.25)                     (1.89)


SIX FLAGS REPORTS FIRST QUARTER RESULTS
MAY 13, 2003
PAGE 4

OTHER DATA

   EBITDA (Adjusted) from Consolidated Operations1, 2                $       (75,856)          $        (63,193)
   Adjusted EBITDA including Unconsolidated Operations1, 2           $       (83,124)          $        (73,667)
   Average weighted shares outstanding - basic and diluted                 92,617,000                 92,436,000



                               BALANCE SHEET DATA
                                 (IN THOUSANDS)

                                                                  March 31, 2003              December 31, 2002
                                                                  --------------              -----------------
                                                                    (unaudited)

  Total assets                                              $          4,259,571         $         4,245,158
  Current portion of long-term debt                                      175,182                      20,072
  Total long-term debt                                                 2,303,622                   2,293,732
  Mandatorily redeemable preferred stock                                 280,274                     279,993
  Total stockholders' equity                                           1,258,150                   1,359,692




--------------------------
(1) EBITDA (Adjusted) from Consolidated Operations is defined as income (loss) from operations, before non-cash compensation and depreciation and amortization. Adjusted EBITDA including Unconsolidated Operations is defined as EBITDA (Adjusted) from Consolidated Operations plus (i) the Company's equity in operations of the four unconsolidated parks and (ii) depreciation and amortization expense and third-party interest and other non-operating expenses associated with those parks. The Company believes that EBITDA (Adjusted) for Consolidated Operations and Adjusted EBITDA including Unconsolidated Operations (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, restrictive covenants in the Company's senior credit facility contains financial ratios based on EBITDA (Adjusted) from Consolidated Operations. Adjusted EBITDA including Unconsolidated Operations is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of our operating performance.

(2) The following table sets forth a reconciliation of loss from operations to EBITDA (Adjusted) from Consolidated Operations and Adjusted EBITDA including Unconsolidated Operations for the first quarters of 2003 and 2002 (in thousands).

                                                                                             Three Months Ended March 31,
                                                                                             ----------------------------
                                                                                            2003                      2002
                                                                                            ----                      ----
Loss from operations                                                                    $ (115,277)             $  (102,709)
Depreciation                                                                                39,050                    36,636
Amortization                                                                                   346                       276
Non-cash compensation (primarily selling, general and administrative)                           25                     2,604
                                                                                       ------------------     ---------------------
EBITDA (Adjusted) from Consolidated Operations                                             (75,856)                  (63,193)
Equity in operations of theme parks                                                        (12,094)                  (15,176)
Depreciation and amortization                                                                4,206                     4,097
Third party interest and other non-operating expenses                                          620                       605
                                                                                       ------------------     ---------------------
Adjusted EBITDA including Unconsolidated Operations                                        (83,124)                  (73,667)



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